SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2021

GPO Plus, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-213744	37-1817132
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3571 E. Sunset Road, Suite 300 Las Vegas, NV	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 855.935.4769

_________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 3.02 Unregistered Sales of Equity Securities

On May 21, 2021, GPO Plus, Inc. (the "Company") held a Board meeting at which it authorized the sale and issuance of up to Nineteen Million Six Hundred Twenty-Five Thousand (19,625,000) Shares of its Common Stock and 175,000 Series A Non-Voting Redeemable Preferred.

The shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and was issued in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act. The sales of these securities come with representations from the holders to support the Company's reasonable belief that the holders acquired the shares for their own accounts and not with a view to distribution in violation of the Securities Act, and that the holders are "accredited investors" or “sophisticated investors” as defined in Regulation D.

Additionally, the Board authorized the Company to initiate a Reg D 506c Offering for the sale of up to $5,000,000 million dollars of its shares with warrants referred to as Units, ("Units") each unit consists of ten thousand (10,000) shares of common stock at $1.50 a share and ten thousand (10,000) bonus Warrants to purchase an additional share of common stock for $2.00 for each warrant at the purchase price of $15,000.00 per Unit. In the event all Units were sold, the Company under this authorization would issue an additional 3,333,334 shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GPO Plus, Inc.

/s/ Brett H. Pojunis
Brett H. Pojunis Chief Executive Officer

Date: May 25, 2021

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